Exhibit 99.906CERT

EXHIBIT (b)

CERTIFICATIONS PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Invesco Exchange-Traded Self-Indexed Fund Trust (the “Registrant”) on Form N-CSR for the period ended February 29, 2024 (the “Report”), each of the undersigned officers of the Registrant hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 25, 2024

/s/ Brian Hartigan
Name: Brian Hartigan

Title: President

Dated: April 25, 2024

/s/ Kelli Gallegos Name: Kelli Gallegos

Title: Treasurer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.